As filed with the Securities and Exchange Commission on June 13, 2022

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

SIGNA Sports United N.V.

(Exact name of registrant as specified in charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Kantstraße 164, Upper West

10623 Berlin, Federal Republic of Germany

(Address of principal executive offices)

SIGNA Sports United N.V. Long-Term Incentive Plan

(Full Title of the Plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

P. Michelle Gasaway, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 (213) 687-5000	Stephan Hutter, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Taunustor 1, TaunusTurm 60310 Frankfurt am Main, Republic of Germany +49 (69) 742 200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by SIGNA Sports United N.V., a Dutch public limited liability company (naamloze vennootschap) incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (the “Registrant”) relating to 349,839,180 ordinary shares, nominal value of €0.12 per share (the “Ordinary Shares”) issuable under the SIGNA Sports United Long-Term Incentive Plan (the “Equity Plan”).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form F-3. This Reoffer Prospectus may be used for the reoffer and resale of Ordinary Shares on a continuous or delayed basis that may be deemed to be “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers and directors identified in the Reoffer Prospectus. The number of Ordinary Shares included in the Reoffer Prospectus represents Ordinary Shares issuable to the selling securityholders pursuant to equity awards, including stock options and restricted stock units, granted to the selling securityholders and does not necessarily represent a present intention to sell any or all such Ordinary Shares. The number of Ordinary Shares to be offered or resold by means of the Reoffer Prospectus by the selling securityholders, and any other person with whom any of them is acting in concert for the purpose of selling Ordinary Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE REOFFER PROSPECTUS

Item 1.	Plan Information

The document(s) containing the information specified in Part I of the Registration Statement will be sent or given to the participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plans covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act

SIGNA SPORTS UNITED N.V.

1,293,000 Ordinary Shares Offered by Selling Securityholders

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling securityholders named in this Reoffer Prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 1,293,000 Ordinary Shares, nominal value of €0.12 per shar (the “Ordinary Shares”), of SIGNA Sports United N.V., a Dutch public limited liability company (naamloze vennootschap) incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (the “Company”). If, subsequent to the date of this reoffer prospectus, we grant additional shares to the Selling Stockholders or to other affiliates under the SIGNA Sports United N.V. Long-Term Incentive Plan (the “Equity Plan”), we may supplement this Reoffer Prospectus to reflect such additional shares to the Selling Stockholders and/or the names of such affiliates and the amounts of shares to be reoffered by them under the Equity Plan. We are not offering any Ordinary Shares and will not receive any proceeds from the sale of Ordinary Shares by the Selling Securityholders pursuant to this Reoffer Prospectus. The Selling Securityholders are certain of our directors and executive officers, each of whom may be considered an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), as well as current and former employees of the SIGNA Sports United group.

Subject to the satisfaction of any conditions to vesting of the Ordinary Shares offered hereby pursuant to the terms of the relevant award agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Ordinary Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the Ordinary Shares, we will name them and describe their compensation in a prospectus supplement. The Ordinary Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Securityholders may offer the Ordinary Shares for sale. The Selling Securityholders may sell any, all or none of the Ordinary Shares offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 6 for more information about how the Selling Securityholders may sell or dispose of the Ordinary Shares covered by this Reoffer Prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders.

Ordinary Shares that will be issued pursuant to restricted stock units and stock options granted to Selling Securityholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the Ordinary Shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that the amount of Ordinary Shares to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling Ordinary Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our Ordinary Shares are currently listed on the New York Stock Exchange (the “NYSE”) and traded under the symbol “SSU.” On June 9, 2022, the last reported sales price of our Ordinary Shares on the NYSE was $6.25 per share.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 3 OF THIS REOFFER PROSPECTUS, AND SUCH RISKS AND THE “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS” ON PAGE V SHOULD BE REVIEWED CAREFULLY.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this reoffer prospectus or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

i

The date of this Reoffer Prospectus is June 13, 2022

You should rely only on the information contained in this Reoffer Prospectus. No one has been authorized to provide you with information that is different from that contained in this Reoffer Prospectus. This Reoffer Prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this Reoffer Prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this Reoffer Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe, any restrictions relating to this offering and the distribution of this Reoffer Prospectus.

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-8 (this “Registration Statement”), including exhibits, under the Securities Act, with respect to the Ordinary Shares offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our securities, you should refer to the Registration Statement and its exhibits.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and Selling Securityholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.signa-sportsunited.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by the Registrant are incorporated herein by reference:

(i)	the Company’s Annual Report on Form 20-F (File No. 001-41156) for the fiscal year ended September 30, 2021, filed with the Commission on February 4, 2022;

(ii)

Pages F-77 to F-167 as well as the “UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION” on pages 60 et seq. of the Company’s Registration Statement on Form F-1/A (File No. 333-263279) filed with the Commission on March 31, 2022;

(iii)	the Company’s Current Report on Form 6-K filed with the Commission on May 31, 2022; and

(iv)

the description of the Registrant’s Ordinary Shares contained in the Company’s Registration Statement on Form 8-A (File No. 001-41156) filed with the Commission on December 13, 2021, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description, including the description of the Company’s Ordinary Shares included as Exhibit 2.3 to the Company’s Annual Report on Form 20-F filed with the SEC on February 4, 2022.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement of which this Reoffer Prospectus forms a part, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Reoffer Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Documents incorporated by reference in this Reoffer Prospectus may be obtained by requesting them in writing or by telephone from us at:

SIGNA Sports United N.V.

Kantstraße 164, Upper West

10623 Berlin, Federal Republic of Germany

Tel: +49 (30) 700 108 900

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding our disclosure concerning the Company’s operations, cash flows, financial position and dividend policy. These forward-looking statements include, but are not limited to, statements regarding future events, the estimated or anticipated future results and benefits of the Company following the Business Combination (as defined elsewhere in this Reoffer Prospectus), future opportunities for the Company, future planned products and services, business strategy and plans, objectives of management for future operations of the Company, market size and growth opportunities, competitive position, technological and market trends, and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. All forward-looking statements are based upon estimates and forecasts and reflect the views, assumptions, expectations, and opinions of the Company, which are all subject to change due to various factors including, without limitation, changes in general economic conditions as a result of COVID-19. Any such estimates, assumptions, expectations, forecasts, views or opinions, whether or not identified in this Report, should be regarded as indicative, preliminary and for illustrative purposes only and should not be relied upon as being necessarily indicative of future results.

Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under “Risk Factors.” The risks and uncertainties include:

•	our future operating or financial results;

•	our expectations relating to dividend payments and forecasts of our ability to make such payments;

•	our future acquisitions, business strategy and expected capital spending;

•	our assumptions regarding interest rates and inflation;

•	business disruptions arising from the recent coronavirus outbreak;

•	our financial condition and liquidity, including our ability to obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	estimated future capital expenditures needed to preserve our capital base;

•	our ability to effect future acquisitions and to meet target returns;

•	changes in general economic conditions in the Federal Republic of Germany (“Germany”), including changes in the unemployment rate, the level of consumer prices, wage levels, etc.;

•	the further development of online sports markets, in particular the levels of acceptance of internet retailing;

•	our behavior on mobile devices and our ability to attract mobile internet traffic and convert such traffic into purchases of our goods;

•	our ability to offer our customers an inspirational and attractive online purchasing experience;

•	demographic changes, in particular with respect to Germany;

•	changes affecting interest rate levels;

•	changes in our competitive environment and in our competition level;

•	changes affecting currency exchange rates;

•	the occurrence of accidents, terrorist attacks, natural disasters, fire, environmental damage, or systemic delivery failures;

v

•	our inability to attract and retain qualified personnel;

•	political changes;

•	changes in laws and regulations; and

•	other factors discussed in “Risk Factors.”

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this prospectus. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this Reoffer Prospectus. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this Reoffer Prospectus.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

Although we believe the expectations reflected in the forward-looking statements were reasonable at the time made, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward-looking statements contained in this prospectus and any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

SUMMARY OF THE PROSPECTUS

This Reoffer Prospectus is part of the Registration Statement that we filed with the SEC. We have provided to you in this Reoffer Prospectus a general description of the Selling Securityholders and the distribution of the shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the SEC, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the SEC, the Registration Statement of which this Reoffer Prospectus forms part includes additional information not contained in this Reoffer Prospectus. You may read the Registration Statement and the other reports we file with the SEC at the SEC’s website or at our website as described above under the heading “Incorporation of Certain Information by Reference.”

As used in this Reoffer Prospectus, unless the context otherwise requires or indicates, references to “we,” “us,” “our,” and the “Company” refer to SIGNA Sports United N.V. and its subsidiaries.

Business Summary

Overview

Our group comprises dedicated market leading online sports specialist web shops in the fast-growing product categories bike, tennis/racket sports, outdoor and teamsports and athleisure. As a group, we consider ourselves to be the global number one online sports specialty retailer measured by revenue. We define the relevant market as the global sports retail market in which competition comes from a highly diversified group of competitors, i.e., traditional offline sports retailers, specialist offline sports retailers, e-commerce generalists and online sports specialists as well as some leading sporting goods brands. Among this group of competitors, online sports specialist retailers carry a broad range of sports products including hardlines such as equipment, parts and accessories, and softlines such as functional wear and clothing, from only one or more sports product categories such as cycling, outdoor, racquet sports, teamsports, swimming, running or fitness, focusing on sports retailing mainly via online channels and generating the vast majority of sales through online channels, e.g., own websites and marketplaces.

We sell products through various online web shops as well as selected physical locations mainly to customers in the European Union, Switzerland, Norway, the UK and the US, with approximately 274 million website visits and more than 7.1 million net orders (i.e. orders after cancellations and returns) in the fiscal year ended September 30, 2021.

Competitive Advantage

We operate in a large and still underpenetrated online sports retail market characterized by several global megatrends around health, fitness and wellness and related lifestyle and technology trends that drive structural growth in the industry.

We believe that with our leading market position in a highly fragmented market, we are particularly well positioned to benefit from the expected growth of the online sports market. We also differentiate ourselves from generalist online retailers such as Amazon and generalist sports retailers such as Decathlon due to our established and dedicated sports category and channel (e.g., online versus offline) competences based on an expert driven and longstanding product know-how as well as superior service offerings tailored to customers’ specific needs. We are also deeply engaged with sports communities through long-standing collaborations with associations and clubs. In light of our proven track record in the multi-brand online sports ecosystem, we believe that we are well prepared to successfully compete against online or offline sports generalists and specialists.

We own leading online category champion destinations in the bike, tennis, outdoor, as well as team sports and athleisure segments in terms of revenue and brand awareness. We provide our customers with an enhanced sports retail solution driving revenue growth and customer loyalty.

Experienced management team with proven track record

Our management team is led by a highly experienced and dedicated management team with a strong track record. Our chief executive officer, Dr. Stephan Zoll, possesses substantial experience in the areas of online, sports retail, marketing, process management, finance, logistics and technology. Alexander Johnstone is our chief financial officer. Philipp Rossner is our chief strategy officer. Thomas Neumann is our chief technology officer. We also have a dedicated strong mid-level management team in charge of our product categories including the respective founders Mr. Miele leading Tennis-Point and Mr. Rochon leading Probikeshop.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this Reoffer Prospectus, of up to (i) 1,293,200 Ordinary Shares issuable to each Selling Securityholder pursuant to the Equity Plan. If, subsequent to the date of this reoffer prospectus, we grant additional awards to the Selling Securityholders or to other affiliates under the Equity Plan, we may supplement this reoffer prospectus to reflect such additional shares to the Selling Securityholders and/or the names of such affiliates and the amounts of shares to be reoffered by them under the Equity Plan. Subject to the satisfaction of any conditions to vesting of the Ordinary Shares offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up agreements described herein, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Ordinary Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the Ordinary Shares by the Selling Securityholders. The Selling Securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders.

RISK FACTORS

Investing in our Ordinary Shares involves a high degree of risk. Investors should carefully consider the risks we have described under Part I, Item 1A: “Risk Factors” in our Annual Report on Form 20-F for the year ended September 30, 2021, together with all the other information appearing in or incorporated by reference into this Reoffer Prospectus, before deciding to invest in our Ordinary Shares. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Ordinary Shares could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered Ordinary Shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Ordinary Shares by the Selling Securityholders.

DESCRIPTION OF SECURITIES

The information set forth in Exhibit 2.3 in our Annual Report on Form 20-F for the year ended September 30, 2021 is incorporated herein by reference.

SELLING SECURITYHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Securityholders. We will not receive any proceeds from the resale of the shares by the Selling Securityholders.

The table below sets forth, as of June 13, 2022 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iii) the number of shares (and the percentage, if 1% or more) of Ordinary Shares each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each Selling Securityholder listed in the table below is c/o SIGNA Sports United N.V., Kantstraße 164, Upper West 10623 Berlin, Federal Republic of Germany..

The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of Ordinary Shares that will actually be held by the Selling Securityholders upon termination of this offering because the Selling Securityholders may offer some or all of their Ordinary Shares under the offering contemplated by this Reoffer Prospectus or acquire additional Ordinary Shares. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Selling Stockholder	Position with Company	Shares of Common Stock Beneficially Owned Prior to this Offering (1)	Shares of Common Stock Offered for Resale in this Offering(2)	Shares of Common Stock Beneficially Owned After this Offering (3)	Percentage of Common Stock Beneficially Owned After Resale (1)(3)
Stephan Zoll	Chief Executive Officer and Executive Director	1,293,200	1,293,200	0	*

*	Less than 1%
(1)

The percentage of Ordinary Shares beneficially owned is computed on the basis of 337,195,617 Ordinary Shares outstanding as of the Determination Date and determined in accordance with the rules and regulations of the SEC.

(2)	Includes Ordinary Shares issuable upon exercise of outstanding options, including those that will vest more than 60 days from the Determination Date. Reoffer Prospectus.

Other Material Relationships with the Selling Securityholders

Executive Director and CEO Agreements

Service Agreement

Pursuant to a Services Agreement by and between SIGNA Sports United GmbH (“SSU”) and Dr. Stephan Zoll, as amended through June 10, 2021 and as transferred to the Company by way of a transfer agreement between Dr. Stephan Zoll, SSU and the Company dated December 14, 2021, Dr. Zoll is entitled to receive:

•	an annual salary of €900,000,

•	an annual short term incentive bonus with an annual target amount of €600,000 (with a maximum payment at 150% of target),

•	a long term incentive bonus with an annual target amount of €2,000,000, and

•	a listing bonus, consisting of (a) a cash payment of €2,400,000 and (b) a grant of option rights (see below under “Option Agreement” for more detail).

In addition, Dr. Zoll is, under the Services Agreement, entitled to ancillary benefits such as a company car, D&O and accident insurance as well as certain contributions mandatory under German law to pension, health and long term care insurance. The Services Agreement extends Dr. Zoll’s employment term through at least March 31, 2024.

Option Agreement

In connection with the Business Combination, the Company entered into an option agreement with Dr. Zoll on June 10, 2021. Pursuant to the terms of the option agreement, Dr. Zoll has been awarded the right to acquire 1,293,200 shares in the Company (such right an “Option” and the shares to be acquired upon exercise of the Option, the “Option Shares”). The strike price of each of the Options is €0.12 per Option Share. The number of Option Shares is not subject to any adjustments. The Options may be exercised (i) for 646,600 Option Shares at any time after the expiration of 180 days after the first day of trading of the Company on NYSE on December 15, 2021 and until 270 days after such date and (ii) for 646,600 Option Shares for a period of three months following the earlier of Mach 31, 2024 and the termination of Dr. Zoll’s employment with the Company.

Loan Agreement

In connection with the grant of option rights, Dr. Zoll entered into a loan agreement with SIGNA Retail Selection AG, an indirect majority shareholder of SIGNA International Sports Holding GmbH, a German limited liability company who grants similar financial assistance to other SIGNA Retail group companies from time to time. The loan is for an amount of up to €5,300,000, bearing interest at 2.0% per annum, for the purpose of financing tax obligations that would arise if Dr. Zoll transfers shares acquired under the option rights to a personal investment vehicle and is payable only at the request of Dr. Zoll in connection with such a transfer. Provided the aforementioned terms are met, the loan term will end at the earlier of March 31, 2024 or within five days of the receipt of a notice of termination issued by either party. Any loan amount drawn upon, plus interest, is repayable no later than March 31, 2024.

Indemnification Agreement

Our Articles of Association provide for indemnification of our current and former directors and other current and former officers and employees as designated by the Board. We have entered into indemnification agreements with each of our directors and executive officers. We also have in effect a directors’ and officers’ liability insurance policy indemnifying our directors and executive officers for certain liabilities incurred by them, including liabilities under the Securities Act and the Exchange Act.

PLAN OF DISTRIBUTION

The Ordinary Shares covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Securityholders. The Ordinary Shares offered may be sold from time to time directly by or on behalf of each Selling Securityholders in one or more transactions on the New York Stock Exchange or any other stock exchange on which the Ordinary Shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of Ordinary Shares to be reoffered or resold under the Reoffer Prospectus by each Selling Securityholder and any other person with whom he or she is acting in concert for the purpose of selling Ordinary Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with their sales, a Selling Securityholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the Ordinary Shares. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Securityholders or other party selling such shares. Sales of the shares must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Securityholders may sell Ordinary Shares in compliance with Rule 144, if available. There is no assurance that the Selling Securityholders will sell all or a portion of the Ordinary Shares offered hereby. The Selling Securityholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the Ordinary Shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Ordinary Shares and activities of the Selling Securityholders, which may limit the timing of purchases and sales of any of the Ordinary Shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in passive market-making activities with respect to the Ordinary Shares. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of Ordinary Shares in the secondary market. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by NautaDutilh N.V., Dutch counsel to the company.

EXPERTS

The financial statements of Yucaipa Acquisition Corporation as of December 31, 2020 and for the period from June 4, 2020 (inception) through December 31, 2020 incorporated by reference in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of SSU as of September 30, 2020 and 2021, and for each of the years in the three-year period ended September 30, 2021, incorporated by reference herein in reliance upon the report of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, incorporated by reference elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Mapil Topco Limited as of September 26, 2021 and September 27, 2020, and for the periods then ended, incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant are incorporated herein by reference:

(i)	the Company’s Annual Report on Form 20-F (File No. 001-41156) for the fiscal year ended September 30, 2021, filed with the Commission on February 4, 2022;

(ii)

Pages F-77 to F-167 as well as the “UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION” on pages 60 et seq. of the Company’s Registration Statement on Form F-1/A (File No. 333-263279) filed with the Commission on March 31, 2022;

(iii)	the Company’s Current Report on Form 6-K filed with the Commission on May 31, 2022; and

(iv)

the description of the Registrant’s Ordinary Shares contained in the Company’s Registration Statement on Form 8-A (File No. 001-41156) filed with the Commission on December 13, 2021, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description, including the description of the Company’s Ordinary Shares included as Exhibit 2.3 to the Company’s Annual Report on Form 20-F filed with the SEC on February 4, 2022.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement of which this Reoffer Prospectus forms a part, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Reoffer Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The Registrant is a public limited liability company (naamloze vennootschap).

Under Dutch law, our directors may be held liable for damages in the event of improper or negligent performance of their duties. They may be held liable for damages to our company and to third parties for infringement of the Articles of Association or of certain provisions of Dutch law. In certain circumstances, they may also incur other specific civil and criminal liabilities. Subject to certain exceptions, the Articles of Association provide for indemnification of our current and former directors and other current and former officers and employees as designated by the Board. No indemnification under the Articles of Association shall be given to an indemnified person:

•

if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);

•

to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

•

in relation to proceedings brought by such indemnified person against our company, except for proceedings brought to enforce indemnification to which he is entitled pursuant to the Articles of Association, pursuant to an agreement between such indemnified person and our company which has been approved by the Board or pursuant to insurance taken out by our company for the benefit of such indemnified person; and

•	for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without our prior consent.

Under the Articles of Association, the Board may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.

We have entered into indemnification agreements with each of our directors and executive officers. We also have in effect a directors’ and officers’ liability insurance policy indemnifying our directors and executive officers for certain liabilities incurred by them, including liabilities under the Securities Act and the Exchange Act. We pay the entire premium of this policy.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description

4.1	Deed of Conversion and Amendment of the Articles of Association of SIGNA Sports United B.V. into SIGNA Sports United N.V. (incorporated by reference to Annex E to the Registration Statement on Form F-4 (Reg. No. 333-257685), filed with the SEC on July 2, 2021).

4.2	Deed of Incorporation of SIGNA Sports United B.V. (incorporated by reference to Annex D to Amendment No. 3 to the Registration Statement on Form F-4 (Reg. No. 333-257685), filed with the SEC on July 2, 2021).

4.3	Board Rules of Signa Sports United B.V. (incorporated by reference to Annex F to Amendment No. 3 to the Registration Statement on Form F-4 (Reg. No. 333-257685), filed with the SEC on July 2, 2021).

4.4*	SIGNA Sports United N.V. Long-Term Incentive Plan

5.1*	Opinion of NautaDutilh N.V. regarding the validity of Ordinary Shares.

23.1*	Consent of WithumSmith-Brown, PC, auditor to Yucaipa.

23.2*	Consent of KPMG AG, Wirtschaftsprüfungsgesellschaft, auditor to SSU.

23.3*	Consent of KPMG LLP, auditor to Wiggle.

23.4*	Consent of NautaDutilh N.V. (included in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page to Registration Statement).

107*	Filing fee table.

*	Filed herewith

Item 9.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of City of Berlin, Federal Republic of Germany, on the 13th day of June, 2022.

SIGNA Sports United N.V.

By:	/s/ Stephan Zoll
	Name:	Dr. Stephan Zoll
	Title:	Chief Executive Officer and Executive Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Dr. Stephan Zoll, Mike Özkan, Wolfram Keil, Dieter Berninghaus and Alexander Johnstone, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement and any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Stephan Zoll Dr. Stephan Zoll	Chief Executive Officer and Executive Director (Principal Executive Officer)	June 13, 2022

/s/ Alexander Johnstone Alexander Johnstone	Chief Financial Officer (Principal Financial and Accounting Officer)	June 13, 2022

/s/ Mike Özkan Mike Özkan	Chairman and Non-Executive Director	June 13, 2022

/s/ Wolfram Keil Wolfram Keil	Non-Executive Director	June 13, 2022

/s/ Dieter Berninghaus Dieter Berninghaus	Non-Executive Director	June 13, 2022

/s/ Martin Wittig Dr. Martin Wittig	Non-Executive Director	June 13, 2022

/s/ Christoph Keese Christoph Keese	Non-Executive Director	June 13, 2022

/s/ Richard d’Abo Richard d’Abo	Non-Executive Director	June 13, 2022

/s/ Thomas Rudolph Professor Dr. Thomas Rudolph	Non-Executive Director	June 13, 2022

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of SIGNA Sports United N.V., has signed this registration statement in the city of New York, United States, on the 13th day of June, 2022.

COGENCY GLOBAL INC. – Authorized Representative in the United States

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.